SECOND AMENDED AND RESTATED BYLAWS

OF

AMERICAN FIDELITY ASSURANCE COMPANY

(the “Corporation”)

ARTICLE I

OFFICES

Section 1.01 The principal office of the Corporation shall be in Oklahoma City, County of Oklahoma, State of Oklahoma.

Section 1.02 The Corporation may also have offices at such other places both within and without the State of Oklahoma as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

ACTION BY SOLE SHAREHOLDER

Section 2.01 The sole shareholder may hold an annual or special meeting or may take action by written consent for the election of directors and the transaction of such other business as may properly come before the sole shareholder. Any meeting of the sole shareholder shall be held on the date and at the time designated by the Board of Directors. The meeting shall be held at the principal offices of the Corporation or at such other location determined by the Board of Directors.

Section 2.02 The sole shareholder shall, at every meeting of the sole shareholder, be entitled to one vote in person or by proxy for each share of stock having voting power held by the sole shareholder. All proxies shall be filed with the secretary of the Corporation at or before the meeting. No proxy shall be voted on after one year from its date unless the proxy provides for a longer period.

Section 2.03 All elections of the directors of the Corporation shall be decided by the sole shareholder except as otherwise provided in these Bylaws.

Section 2.04 Any action required or permitted to be taken at a meeting of the sole shareholder may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the sole shareholder, and the consent is filed with the minutes of the Corporation.

ARTICLE III

DIRECTORS

Section 3.01 The authorized number of directors which shall constitute the whole Board of Directors shall be not less than five nor more than 15. Within the limits specified, the number of authorized directors shall be determined by resolution of the Board of Directors or by the sole shareholder at the annual meeting or at a special meeting called for that purpose, which number shall constitute the whole Board. Persons to be elected as directors shall be nominated by a committee composed 100% of Independent Directors, as set forth in Article VI. From those persons nominated, the directors shall be elected by the sole shareholder, except as provided in Section 3.02, and each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the State of Oklahoma or shareholders.

Section 3.02 Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum; provided that, directors selected pursuant to this this Section 3.02 must be nominated by a committee composed 100% of Independent Directors, as set forth in Article VI, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors shall be held in the manner provided by statute.

Section 3.03 The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the sole shareholder by statute, the Certificate of Incorporation, or these Bylaws.

Section 3.04 Any director of the Corporation may be removed or discharged with or without cause by the affirmative vote or written consent of the sole shareholder.

Section 3.05 Any director may resign at any time by delivering written notice of his resignation to the Chairman of the Board, President, or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if no time is specified therein, then such resignation shall take effect immediately upon the receipt thereof.

Section 3.06 At least one-third of the members of the Board of Directors shall be Independent Directors. “Independent Director” means a person who is not an officer or employee of the Corporation or of any entity controlling, controlled by, or under common control with the Corporation, and who is not beneficial owner of a controlling interest in the voting stock of the Corporation.

ARTICLE IV

MEETING OF DIRECTORS

Section 4.01 The Board of Directors may hold meetings, both regular and special, either within or without the State of Oklahoma.

Section 4.02 An annual meeting of the Board of Directors shall be held each year for the purpose of electing officers of the Corporation and transacting any business coming before such meeting.

Section 4.03 Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 4.04 Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on 24 hours’ notice delivered personally to each director or three days’ written notice (including electronically). Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or written waiver of notice of such meeting.

Section 4.05 At all meetings of the Board of Directors, one-third of the whole Board (the total number of authorized directors under Section 3.01, including any vacancies) shall constitute a quorum for the transaction of business; provided that, at least one Independent Director must be present at each meeting of the Board in order to constitute a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called.

Section 4.06 Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 4.07 Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board or committee, as the case may be, by electronic or other means by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE V

EXECUTIVE COMMITTEE

Section 5.01 At any meeting of the Board of Directors, the Board may, acting by resolution adopted by a majority of the whole Board, elect, from their own members, an Executive Committee composed of three or more voting members. At least one-third of the members of the Executive Committee shall be Independent Directors, as set forth in Article VI.

Section 5.02 The Executive Committee shall have all of the powers of the directors in the interim between meetings of the Board, except (a) the power to declare dividends and to adopt, amend, or repeal these Bylaws, and (b) where action of the Board of Directors is required by law. The Executive Committee shall keep regular minutes of its proceedings, which shall be reported to the directors at their next meeting.

Section 5.03 The Executive Committee shall meet at such times as may be fixed by the Committee or on the call of the President or Chairman of the Board. Notice of the time and place of the meeting shall be given to each member of the Committee in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.

Section 5.04 A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business; provided that, at least one Independent Director who is a member of the Executive Committee must be present at any meeting of the Executive Committee in order to constitute a quorum. The act of the majority of the members of the Executive Committee present at a meeting at which a quorum is present shall be the act of the Executive Committee. At all meetings of the Executive Committee, each member present shall have one vote which shall be cast by him in person and not by proxy.

Section 5.05 Any actions taken or approved at any meeting of the Executive Committee shall be as valid as though taken or approved at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.

Section 5.06 The entire Executive Committee or any individual member thereof may be removed from the Committee with or without cause by a vote of a majority of the whole Board.

Section 5.07 The Board of Directors shall fill all vacancies in the Executive Committee which may occur from time to time by majority vote of the whole Board.

Section 5.08 Any action which might be taken at a meeting of the Executive Committee may be taken without a meeting if all of the members consent thereto in writing, and the consent is filed with the minutes of proceedings of the Committee.

ARTICLE VI

COMMITTEES

Committees of the Board

Section 6.01 The Board of Directors may designate one or more committees of the Board of Directors, in addition to the Executive Committee described in Article VI, which, to the extent provided by the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is required by law. Membership of any such committee of the Board of Directors is limited to persons who are directors of the Corporation, and at least one-third of the members of each committee of the Board of Directors must be Independent Directors. Additionally, at least one Independent Director must be present at any meeting of a Board committee in order to constitute a quorum.

Committees of the Corporation

Section 6.02 The Board of Directors may designate one or more committees of the Corporation, which committees may exercise such powers as may be designated by the Board of Directors to the extent that such acts are not required to be performed by the Board of Directors under the Corporation’s Certificate of Incorporation, these Bylaws, or statute. Any such committee of the Corporation shall not have, and may not exercise, the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may appoint natural persons who are not directors of the Corporation to serve on any committee of the Corporation and need not include any directors as committee members.

Independent Committees

Section 6.03 Notwithstanding any other provision set forth in these Bylaws, a committee composed 100% of Independent Directors must nominate directors for election to the Board of Directors, and a committee composed 100% of Independent Directors must (1) evaluate the performance of principal officers, and (2) make recommendations regarding the election of principal officers and their compensation.

ARTICLE VII NOTICES

Section 7.01 Notices to directors, officers, and the sole shareholder shall be delivered in writing (including electronically).

Section 7.02 Whenever any notice is required to be given under the provisions of the Oklahoma General Corporation Act, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the sole shareholder, directors, or members of a committee need to be specified in any written waiver of notice.

ARTICLE VIII

OFFICERS

Section 8.01 The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Senior Chairman of the Board, a Chairman of the Board, a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 8.03. One person may hold two or more offices; provided, however, that no person shall at the same time hold the offices of (1) President and Secretary or (2) more than one of the offices of President, Executive Vice President, Senior Vice President, Vice President or Assistant Vice President.

Appointment

Section 8.02 The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 8.03 or Section 8.05 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Subordinate Officers

Section 8.03 The Board of Directors may appoint, and may empower the Chairman of the Board or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such titles and such authority, and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Removal and Resignation

Section 8.04 Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting thereof or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors, President, or Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Vacancies

Section 8.05 A vacancy in any office due to death, resignation, removal, disqualification, or other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Chairman Emeritus

Section 8.06 The Chairman Emeritus of the Board, if any, shall be elected by and shall have such powers and duties which may be assigned from time to time by the Board of Directors.

Senior Chairman of the Board

Section 8.07 The Senior Chairman of the Board, shall, if present, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws.

Chairman of the Board

Section 8.08 The Chairman of the Board, shall, if present, preside at all meetings of the Board of Directors. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws.

Vice Chairman of the Board

Section 8.09 The Vice Chairman of the Board, if any, shall, if present, in the absence of the Chairman and the Senior Chairman, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws.

President

Section 8.10 Subject to such powers and duties, if any, as may be assigned by the Board of Directors to the Chairman Emeritus, Senior Chairman, Chairman, and Vice Chairman of the Board, the President shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation, including:

(a)	presiding at all meetings of the sole shareholder;

(b)	in the absence of the Chairman, Senior Chairman, and Vice Chairman of the Board, presiding at all meetings of the Board of Directors;

(c)	with the Secretary, signing the minutes of all shareholders’ and directors’ meetings over which the President may have presided;

(d)

executing all such bills, notes, checks, contracts, and other instruments as may pertain to the ordinary course of the Corporation’s business except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation;

(e)

at the request of the sole shareholder, submitting a complete report of the operations of the Corporation’s affairs as existing at the close of each year and reporting to the Board of Directors from time to time all such matters known and relating to the interest of the Corporation as should be brought to the attention of the Board; and

(f)

having such usual powers and duties of supervision and management as may pertain to the office of the President and having such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 8.11 The Chairman of the Board and the President shall have the power, subject to the Board of Directors, to appoint as many Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents or any other subordinate officers, in their discretion, as they may determine. Such officers as are specifically identified in this section shall have the power to sign or countersign, as may be necessary, all such checks, notes, contracts, and other instruments as may pertain to the ordinary course of the Corporation’s business, including bonds, mortgages, and other contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other agent of the Corporation.

Secretary

Section 8.12 The Secretary shall keep the corporate records and shall give notice of, attend, and record minutes of meetings of the sole shareholder and Board of Directors. The Secretary shall, in general, perform all duties incident to the office of Secretary and such other duties as the Board of Directors or the President may assign.

An Assistant Secretary, if any, shall perform the duties of the Secretary in the event of his absence or disability and such other duties as the Board of Directors may determine.

Treasurer

Section 8.13 The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct amounts of the properties and business transactions of the Corporation, including an accounting of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The books of account shall, at all reasonable times, be open to inspection by any director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

An Assistant Treasurer, if any, shall perform the duties of the Treasurer in the event of his absence or disability and such other duties as the Board of Directors may determine.

Delegation of Duties

Section 8.14 In case of the absence or disability of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, by a vote of a majority of the whole Board, delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

ARTICLE IX

CERTIFICATES OF STOCK

Section 9.01 The shares of capital stock of the Corporation shall be represented by certificates unless the Board of Directors provides by resolution that some or all stock shall be uncertificated shares. No shares of stock shall be issued until the consideration therefor has been fully paid.

Fractional Shares

Section 9.02 The Corporation may, but is not required to, issue fractional shares of stock.

ARTICLE X

EXECUTION OF POLICIES, INSTRUMENTS AND CONTRACTS

Policies

Section 10.01 All policies of insurance shall be signed by (1) the President or a Vice President and (2) by the Secretary or an Assistant Secretary whose signatures may be engraved, printed or stamped thereon.

Funds of the Corporation and Checks

Section 10.02 Funds of the Corporation shall be deposited only in the name of the Corporation and in such financial institutions as the Chairman of the Board or President or an authorized Executive Vice President, Senior Vice President or Vice President shall designate. Checks or demands for money and notes of the Corporation shall be signed by such officers or agents as the Chairman of the Board or President may from time to time designate.

ARTICLE XI

INDEMNIFICATION

Section 11.01

(a)

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of or with the consent of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), amounts paid in settlement (whether with or without court approval), judgments, or fines actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or did not act in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person did not have reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify every person who is or was a party, or is or was threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of or with the consent of the Corporation as a director, officer, employee, or agent or in any other capacity of or in another corporation, or a partnership, joint venture, trust, or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in such capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such threatened, pending, or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or order shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

(c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Subsections (a) and (b) hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with such defense.

(d) Any indemnification under Subsections (a) and (b) hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in such subsections. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or, if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the sole shareholder.

(e) The amount of any expenses incurred by a person in defending any threatened or actual action, suit, or proceeding referred to in subsection (a) hereof or any threatened or actual action or suit referred to in subsection (b) hereof may be advanced to or for the benefit of such person by the Corporation prior to the final disposition thereof as authorized by the Board of Directors in the specific case upon the receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

(f) The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of the sole shareholder, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article XI.

ARTICLE XII

GENERAL PROVISIONS

Dividends

Section 12.01 Subject to any provision of the Certificate of Incorporation, dividends on the outstanding capital stock of the Corporation (to the extent permitted by any applicable law, rule, or regulation) may be declared by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the Certificate of Incorporation.

Fiscal Year

Section 12.02 The fiscal year of the Corporation shall be from January 1 to December 31.

Amendments

Section 12.03 These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the sole shareholder, and, if so provided in the Certificate of Incorporation, by the Board of Directors.

The undersigned hereby certifies that he is the duly elected and acting Secretary of the Corporation and that the foregoing are the Bylaws of the Corporation, originally adopted by the Board of Directors of the Corporation on November 30, 1960, amended and restated on November 24, 1997 by Board approval, and further amended and restated as of May 26, 2020 by shareholder approval.

/s/ Christopher T. Kenney
Christopher T. Kenney, Secretary